Exhibit 32

Execution Version

SECONDARY BLOCK TRADE AGREEMENT

This agreement (the “Agreement”) dated June 13, 2024 (the “Execution Date”) sets out the terms under which Hanwha Aerospace Co., Ltd. (the “Buyer”) will purchase the number of shares of common stock, $0.0001 par value per share (the “Shares”), of NextDecade Corporation, a Delaware corporation (the “Issuer”), indicated on Schedule I hereto from the sellers identified on Schedule II hereto (each, a “Seller” and collectively, the “Sellers”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms on Schedule III hereto.

1.	Purchase and Sale

(a)
Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, each Seller agrees as legal and direct beneficial owner of the Shares indicated on Schedule II hereto to sell such Shares, free of all liens, charges or other encumbrances and the Buyer agrees to purchase and pay for such Shares together with all dividends, distributions and other benefits attaching to the Shares as from the Closing Date (as defined below).

(b)	Purchase Price. The purchase price (the “Purchase Price”) for the Shares shall be calculated in accordance with the terms set forth on Schedule III hereto.

2.	Closing; Transfer and Payment

(a)	Closing.

(i)
Subject to the terms of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall occur within two business days of the HSR Clearance Date or such other date as may be agreed by the mutual consent of the parties. The date on which the Closing occurs is referred to herein as the “Closing Date”. The parties agree that the Closing may occur via electronic delivery of facsimiles, .pdf attachments or photocopies of the applicable transaction documents.

(ii)	At the Closing:

(A)	the Sellers shall sell, transfer and deliver to the Buyer, and the Buyer shall purchase from the Sellers the Shares in accordance with the terms of Section 2(c);

(B)
the Sellers shall deliver a certificate signed by an authorized representative of each Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer, certifying that the representations and warranties made by each Seller in Section 4 and the acknowledgements made by each Seller in Section 5 shall be true and correct when made and on the Closing Date; and

(C)
the Buyer shall deliver a certificate signed by an authorized representative of the Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to the Sellers, certifying that the representations and warranties made by the Buyer in Section 4 and the acknowledgements made by the Buyer in Section 5 shall be true and correct when made and on the Closing Date.

(b)
Closing Conditions. The Closing is subject to fulfillment, on or before the Closing Date, of each of the following conditions, unless otherwise waived by the other party of the party required to fulfill such condition.

(i)	All agreements, documents, certificates and instruments required by this Agreement shall be in a form satisfactory to each of the Sellers and the Buyer.

(ii)
Each of the representations and warranties of each Seller and the Buyer set forth in Section 4 and the mutual acknowledgements of each Seller and the Buyer set forth in Section 5 shall be true and correct in all respects as of the date hereof and the Closing Date.

(iii)
The Closing shall be subject to the closing of the transactions contemplated by the Secondary Block Trade Agreement, dated June 13, 2024, by and among Hanwha Ocean USA International LLC and the Sellers listed on Schedule II thereto.

(iv)	The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

(c)	Transfer and Payment.

(i)
The Sellers shall transfer by way of book-entry registration from the Sellers’ accounts with Continental Stock Transfer & Trust Company or JPMorgan, as applicable, the aggregate amount of Shares set forth under the heading “Shares” opposite the Buyer’s name on Schedule I hereto to the securities account designated in writing by the Buyer at least twenty-four (24) hours prior to the Closing Date. Each Seller and the Buyer shall take any reasonable measure and issue any declaration reasonably necessary to effect and register the transfer of the Shares to the Buyer as may be required.

(ii)
The Buyer, through its brokerage firm, Korea Investment & Securities Co., Ltd., shall pay to each Seller by wire transfer of immediately available funds to such Seller’s account to be identified to the Buyer in writing at least twenty-four (24) hours prior to the Closing Date an amount equal to (x) the Purchase Price multiplied by (y) the Shares.

3.	Expenses

The Sellers and the Buyer shall each bear their own legal costs (if any) and all their other out-of-pocket expenses (if any).

4.	Representations and Warranties

(a)	Each Seller represents and warrants to the Buyer as of the date hereof and the Closing Date, as follows:

(i)
that such Seller is the holder and sole legal and direct beneficial owner of the amount of Shares set forth under the heading “Shares” opposite such Seller’s name on Schedule II hereto free from all liens, charges and other encumbrances and that such Shares rank pari passu in all respects with other outstanding shares of common stock of the Issuer, including their entitlement to dividends;

(ii)
that such Seller has the power and authority to sell the Shares hereunder and no person has any conflicting right, contingent or otherwise, to purchase or to be offered for purchase, the Shares, or any of them;

(iii)
that the execution, delivery and performance of this Agreement has been duly authorized by such Seller and upon execution and delivery of the Agreement by the Buyer and each Seller will constitute a legal, valid and binding obligation of such Seller;

(iv)
that the execution, delivery and performance of this Agreement by such Seller will not infringe any law or regulation applicable to such Seller and is not and will not be contrary to the provisions of the organizational documents of such Seller and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which such Seller is a party or by which it or its property is bound;

(v)
that there are no restrictions (contractual or otherwise) prohibiting or otherwise affecting the sale or transfer of the Shares to the Buyer, other than those necessary to ensure compliance with the registration requirements of the U.S. Securities Act of 1933, as amended, or an exemption therefrom, and no consents or approvals are required to be obtained in connection with the sale of the Shares to the Buyer and the sale of the Shares to the Buyer will not violate or breach any representation or warranty made by such Seller pertaining to the Shares;

(vi)
that all consents and approvals, if any, of any court, government department or other regulatory body required by such Seller for the offering of the Shares and the execution, delivery and performance of the terms of this Agreement have been obtained and are in full force and effect.

(b)	The Buyer represents and warrants to each Seller as of the date hereof and the Closing Date, as follows:

(i)	that the Buyer has the power and authority to purchase the Shares hereunder;

(ii)
that the execution, delivery and performance of this Agreement has been duly authorized by the Buyer and upon execution and delivery of the Agreement by each Seller and the Buyer will constitute a legal, valid and binding obligation of the Buyer;

(iii)	that the Buyer is not a holder of any voting securities of the Issuer;

(iv)	that each of the Buyer, Hanwha Ocean USA International LLC and HGC NEXT INV LLC is a separate person, as person is defined pursuant to 16 C.F.R. § 801.1(a);

(v)
that the execution, delivery and performance of this Agreement by the Buyer will not infringe any law or regulation applicable to the Buyer and is not and will not be contrary to the provisions of the organizational documents of the Buyer and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which the Buyer is a party or by which it or its property is bound; and

(vi)	that the Buyer has and will maintain through the Closing Date sufficient cash and other liquid assets, or immediate access to funds from other sources, to satisfy its obligations hereunder.

5.	Mutual Acknowledgements

(a)
Independent Decision. Buyer has made an independent decision to buy and each Seller has made an independent decision to sell the amount of Shares set forth under the heading “Shares” opposite such Seller’s name on Schedule II hereto, based on the information available to such parties, which each party has determined is adequate for that purpose, and neither party has relied on any information (in any form, whether written or oral) furnished by or on behalf of the other party in making that decision.

(b)	Non-Disclosure. No party has disclosed any material, non-public information to the other party and neither party has requested the other party that such information be disclosed.

(c)
No Reliance. Neither party has given any investment advice or rendered any opinion to the other party as to whether the sale of the Shares is prudent or suitable, and neither party is relying on any representation or warranty by the other party.

(d)
Sophisticated Investors. Each party is a sophisticated investor with respect to the Shares, has adequate information concerning the Shares and understands the disadvantage to which such party may be subject on account of the disparity of information as between the parties.  Each party believes, by reason of its business or financial experience, that it is capable of evaluating the merits and risks of the sale and of protecting its own interest in connection with the sale.

(e)
Material Non-Public Information. Each party acknowledges that the other parties and its affiliates may possess material non-public information not known to such party regarding or relating to the Shares, and each party acknowledges that it has not requested any such information and agrees that neither such party nor its affiliates shall have any liability whatsoever (and the other party hereby waives and releases all claims that it may otherwise have) with respect to the nondisclosure of such information, whether before or after the date of this Agreement.

(f)
Release. Each party expressly releases the other party, its affiliates and its respective officers, employees, agents and controlling persons from any and all liabilities arising from the failure to disclose, non-public information with respect to the Shares, and each party agrees to make no claim against the other party, its affiliates and its respective officers, employees, agents and controlling persons in respect of the sale relating to any failure to disclose such non-public information.

6.	Termination

This Agreement and the transactions contemplated hereby may be terminated by the mutual consent in writing of the parties at any time. In the event of the termination of this Agreement pursuant to this Section 6, all obligations of the parties with respect to this Agreement or the transactions contemplated hereby shall terminate without further liability or obligation on the part of any party hereto with respect thereto, except for the provisions of this Section 6 and Sections 3, 7, 8 and 9.

7.	Confidentiality

Each party hereto agrees that it will keep confidential and will not, without prior written consent of the other party, disclose or use for any purpose any information about the terms of this Agreement and the transactions contemplated hereby and any confidential information regarding the Issuer obtained in connection herewith, unless any such information (a) is known or becomes known to the public in general (other than as a result of a breach of this Agreement by the disclosing party), or (b) is or has been made known or disclosed to the disclosing party by a third party without a breach of any confidentiality obligations by such third party; provided, that, the Sellers and the Buyer may each disclose such information (i) to its affiliates, and their affiliates’ respective directors, officers, representatives, agents, members, professional advisors including attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with the transfer and ownership of the Shares and to the extent such attorneys, accountants, consultants, and other professionals have an obligation of confidentiality at least as strict as that set forth herein, (ii) the directors and officers of the Issuer, including the general counsel of the Issuer, (iii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction or (iv) to enforce its rights pursuant to this Agreement and the transactions contemplated hereby.

8.	Law and Jurisdiction

This Agreement is governed by the laws of the State of New York as applied to contracts to be performed wholly within the State of New York. Each party hereto irrevocably submits to the extent permitted under applicable law to the non-exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, State of New York.

9.	WAIVER OF JURY TRIAL

EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT. EACH PARTY HERETO CERTIFIES (I) THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT, IN RELIANCE ON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

10.	Notices

Any notice or notification in any form to be given hereunder is to be sent by e-mail, addressed to the Sellers or the Buyer, respectively, and using the following addresses:

For the Sellers:

York Capital Management Global Advisors LLC
1330 Avenue of the Americas, 20th Floor
New York, New York 10019
Attention: Brian Traficante
Email: btraficante@yorkcapital.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
2000 M Street NW, Suite 600
Washington, District of Columbia 20036
Attn:  Kaitlin Descovich
Email: kaitlin.descovich@weil.com

For the Buyer, to the address set forth below the name of the Buyer on Schedule I hereto,

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
1000 Louisiana, Suite 6800
Houston, Texas 77002-5026
Attention: H. Young Shin; Eric Otness
Email: Young.Shin@skadden.com; Eric.Otness@skadden.com

11.	Miscellaneous

(a)
This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.  This Agreement may not be amended or modified except by a writing executed by each of the parties hereto.

(b)	Time shall be of the essence of this Agreement.

(c)	The heading to each Section and Subsection in this Agreement is included for convenience only and shall not affect the construction of this Agreement.

(d)
In the event any provision of this Agreement is found to be or becomes invalid, void or unenforceable, no other provision of this Agreement shall thereby be affected and the Agreement shall remain valid and enforceable in respect of all remaining provisions, and the parties shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provision.

(e)
This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart thereof.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Upon execution and delivery this Agreement shall constitute a binding agreement between the Sellers and the Buyer.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLER

York Credit Opportunities Investments Master Fund, L.P.

By: York Credit Opportunities Domestic Holdings, LLC, its general partner

/s/ Brian Traficante
Name:	Brian Traficante
Title:	Chief Operating Officer and General
Counsel

SELLER

York Credit Opportunities Fund, L.P.

By: York Credit Opportunities Domestic Holdings, LLC, its general partner

/s/ Brian Traficante
Name:	Brian Traficante
Title:	Chief Operating Officer and General
Counsel

SELLER

York Capital Management, L.P.

By: Dinan Management, L.L.C., its general partner

/s/ Brian Traficante
Name:	Brian Traficante
Title:	Chief Operating Officer and General
Counsel

[Signature Page to Secondary Block Trade Agreement]

SELLER

York Multi-Strategy Master Fund, L.P.

By: Dinan Management, L.L.C., its general partner

/s/ Brian Traficante
Name:	Brian Traficante
Title:	Chief Operating Officer and General
Counsel

SELLER

FDAF Dislocated Asset Fund II L.P.

By: FDAF Dislocated Asset Fund II GP Limited, its general partner

/s/ Akbar Rafiq
Name:	Akbar Rafiq
Title:	Director

SELLER

York Tactical Energy Fund, L.P.

By: York Tactical Energy Holdings, LLC, its general partner

/s/ Brian Traficante
Name:	Brian Traficante
Title:	Chief Operating Officer and General
Counsel

SELLER

York Tactical Energy Fund PIV-AN, L.P.

By: York Tactical Energy Holdings, LLC, its general partner

/s/ Brian Traficante
Name:	Brian Traficante
Title:	Chief Operating Officer and General
Counsel

[Signature Page to Secondary Block Trade Agreement]

BUYER

HANWHA AEROSPACE CO., LTD.

By:	/s/ Jaeil Son
Name:	Jaeil Son
Title:	Chief Executive Officer

[Signature Page to Secondary Block Trade Agreement]